Exhibit 99.1

NVR, Inc. Announces Second Quarter Results

RESTON, Va., July 21, 2016 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2016 of $91,676,000, or $22.01 per diluted share. Net income for its second quarter ended June 30, 2016 decreased 2% when compared to the second quarter of 2015. Diluted earnings per share was flat when compared to the second quarter of 2015. Consolidated revenues for the second quarter of 2016 totaled $1,388,183,000, a 12% increase from $1,243,633,000 for the comparable 2015 quarter.

For the six months ended June 30, 2016, consolidated revenues were $2,532,209,000, 15% higher than the $2,201,382,000 reported for the same period of 2015. Net income for the six months ended June 30, 2016 was $156,979,000, an increase of 19% when compared to the six months ended June 30, 2015. Diluted earnings per share for the six months ended June 30, 2016 was $37.82, an increase of 21% from $31.17 per diluted share for the comparable period of 2015.

Homebuilding

New orders in the second quarter of 2016 increased 14% to 4,324 units, when compared to 3,796 units in the second quarter of 2015. The average sales price of new orders was $383,900, a 1% increase when compared with the average sales price of new orders in the second quarter of 2015. The cancellation rate in the second quarter of 2016 was 13%, compared to 14% in the second quarter of 2015. Settlements increased in the second quarter of 2016 to 3,581 units, 13% higher than the second quarter of 2015. The Company's backlog of homes sold but not settled as of June 30, 2016 increased on a unit basis by 8% to 8,103 units and increased on a dollar basis by 9% to $3,122,534,000 when compared to June 30, 2015.

Homebuilding revenues for the three months ended June 30, 2016 totaled $1,361,741,000, 12% higher than the year earlier period. Gross profit margin decreased to 17.3% in the 2016 second quarter compared to 19.2% for the same period in 2015. Gross profit margin was negatively impacted by a 2% decrease in the average settlement price and higher construction costs in the second quarter of 2016 compared to the same period of 2015. Income before tax from the homebuilding segment totaled $131,528,000 in the second quarter of 2016, a decrease of 4% when compared to the second quarter of 2015.

During the second quarter of 2016, the Company sold the previously disclosed land parcel it had acquired in February 2016 to a developer for an amount which approximated NVR's net investment in the property. The Company also entered into lot purchase agreements with the developer for the option to purchase a portion of the finished lots expected to be developed from the parcel.

Mortgage Banking

Mortgage closed loan production of $942,407,000 for the three months ended June 30, 2016 increased by 10% when compared to the three months ended June 30, 2015. Operating income for the mortgage banking operations during the second quarter of 2016 was $13,192,000, compared to $11,436,000 reported for the second quarter of 2015.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in twenty-eight metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Homebuilding:
Revenues	$1,361,741	$1,221,111	$2,483,245	$2,162,649
Other income	753	1,122	1,520	1,847
Cost of sales	(1,126,369)	(986,854)	(2,052,129)	(1,768,522)
Selling, general and administrative	(100,043)	(92,314)	(198,058)	(190,543)
Operating income	136,082	143,065	234,578	205,431
Interest expense	(4,554)	(5,817)	(9,396)	(11,599)
Homebuilding income	131,528	137,248	225,182	193,832

Mortgage Banking:
Mortgage banking fees	26,442	22,522	48,964	38,733
Interest income	1,437	1,303	3,111	2,381
Other income	409	243	667	348
General and administrative	(14,836)	(12,493)	(29,386)	(23,972)
Interest expense	(260)	(139)	(506)	(275)
Mortgage banking income	13,192	11,436	22,850	17,215

Income before taxes	144,720	148,684	248,032	211,047
Income tax expense	(53,044)	(55,289)	(91,053)	(78,594)

Net income	$91,676	$93,395	$156,979	$132,453

Basic earnings per share	$23.51	$22.97	$40.34	$32.61

Diluted earnings per share	$22.01	$21.91	$37.82	$31.17

Basic weighted average shares outstanding	3,900	4,066	3,892	4,062

Diluted weighted average shares outstanding	4,165	4,262	4,151	4,249

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Homebuilding:
Cash and cash equivalents	$353,176	$397,522
Receivables	17,464	11,482
Inventory:
Lots and housing units, covered under sales agreements with customers	1,046,334	785,982
Unsold lots and housing units	127,210	147,832
Land under development	58,751	60,611
Building materials and other	15,319	12,101
	1,247,614	1,006,526

Assets related to consolidated variable interest entity	1,311	1,749
Contract land deposits, net	375,071	343,295
Property, plant and equipment, net	46,067	44,651
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill and finite-lived intangible assets, net	3,291	3,982
Other assets	293,818	281,381
	2,379,392	2,132,168
Mortgage Banking:
Cash and cash equivalents	10,026	26,804
Mortgage loans held for sale, net	275,145	319,553
Property and equipment, net	5,079	5,313
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	21,435	20,533
	319,032	379,550
Total assets	$2,698,424	$2,511,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$272,768	$227,437
Accrued expenses and other liabilities	294,604	304,922
Liabilities related to consolidated variable interest entity	951	1,091
Customer deposits	141,746	110,965
Senior notes	596,151	595,847
	1,306,220	1,240,262
Mortgage Banking:
Accounts payable and other liabilities	34,603	32,291
	34,603	32,291
Total liabilities	1,340,823	1,272,553

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330
shares issued as of both June 30, 2016 and December 31, 2015	206	206
Additional paid-in capital	1,483,064	1,447,795
Deferred compensation trust – 108,628 and 108,614 shares of NVR, Inc.
common stock as of June 30, 2016 and December 31, 2015, respectively	(17,355)	(17,333)
Deferred compensation liability	17,355	17,333
Retained earnings	5,427,093	5,270,114
Less treasury stock at cost – 16,657,701 and 16,664,342 shares
at June 30, 2016 and December 31, 2015, respectively	(5,552,762)	(5,478,950)
Total shareholders' equity	1,357,601	1,239,165
Total liabilities and shareholders' equity	$2,698,424	$2,511,718

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,242	1,910	4,271	3,858
North East (2)	314	295	655	632
Mid East (3)	1,003	962	2,060	1,956
South East (4)	765	629	1,475	1,276
Total	4,324	3,796	8,461	7,722

Average new order price	$383.9	$378.3	$379.9	$376.8

Settlements (units)
Mid Atlantic (1)	1,762	1,679	3,217	2,975
North East (2)	289	323	566	562
Mid East (3)	934	674	1,695	1,256
South East (4)	596	499	1,109	916
Total	3,581	3,175	6,587	5,709

Average settlement price	$378.5	$384.4	$374.4	$378.5

Backlog (units)
Mid Atlantic (1)			4,191	3,829
North East (2)			629	658
Mid East (3)			1,863	1,850
South East (4)			1,420	1,151
Total			8,103	7,488

Average backlog price			$385.4	$381.2

Community count (average)	483	476	481	475
Lots controlled at end of period			76,300	70,600

Mortgage banking data:
Loan closings	$942,407	$859,403	$1,696,247	$1,498,029
Capture rate	88%	89%	88%	88%

Common stock information:
Shares outstanding at end of period			3,897,629	4,069,170
Number of shares repurchased	5,600	4,705	61,988	55,031
Aggregate cost of shares repurchased	$9,407	$6,186	$96,508	$69,285

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Investor Relations Contact: Curt McKay, (703) 956-4058, ir@nvrinc.com